Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of GCI Liberty, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:
The Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 7, 2020	/s/ Gregory B. Maffei
Gregory B. Maffei Chief Executive Officer and President

Date:	May 7, 2020	/s/ Brian J. Wendling
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.